     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2000
                                                       REGISTRATION NO. 333-


================================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
               (Exact name of issuer as specified in its charter)
                                 --------------

           DELAWARE                                          76-0553110
  (State or other jurisdiction                            (I.R.S. employer
of incorporation or organization)                       identification number)

               4900 HOPYARD ROAD, SUITE 200, PLEASANTON, CA 94588
              (Address of principal executive offices) (Zip Code)


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          2000 LONG-TERM INCENTIVE PLAN
                            (Full title of the plans)


                                 MICHAEL A. OBER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          4900 HOPYARD ROAD, SUITE 200
                              PLEASANTON, CA 94588
                     (Name and address of agent for service)

                                 (925) 251-0000
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                              RICHARD S. GREY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                                 --------------

                         CALCULATION OF REGISTRATION FEE


==========================    =================    =======================    =========================    =================
                                   AMOUNT             PROPOSED MAXIMUM            PROPOSED MAXIMUM            AMOUNT OF
 TITLE OF SECURITIES TO            TO BE             OFFERING PRICE PER          AGGREGATE OFFERING          REGISTRATION
      BE REGISTERED              REGISTERED                SHARE*                      PRICE*                    FEE*
--------------------------    -----------------    -----------------------    -------------------------    -----------------

Common Stock**              1,000,000 shares             $3.75                       $3,750,000                 $990.00
============================================================================================================================

* Estimated solely for the purpose of calculating the registration fee on the basis of $3.75 per share, the average of the high and low prices for the Common Stock on July 21, 2000 as reported by the NASDAQ Stock Exchange.

** This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the Registrant's 2000 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding Shares of Common Stock.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference in this registration statement:

        (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A filed with the Commission on June 20, 2000;

        (ii) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the Commission on May 15, 2000;

        (iii) The Registrant's Current Report on Form 8-K, filed with the Commission on January 14, 2000;

        (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

        (v) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on March 10, 1998, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        The Registrant's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws. The Registrant also carries liability insurance covering officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Inapplicable.


ITEM 8. EXHIBITS.

5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1     Consent of Grant Thornton LLP, Independent Auditors.

23.2     Consent of Deloitte & Touche LLP, Independent Auditors.

23.3     Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit
         5.1 to this Registration Statement.

24.1     Power of Attorney (included on signature page).

99.1     Brightstar Information Technology Group, Inc. 2000 Long-Term Incentive
         Plan.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;




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

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES


THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 26th day of July, 2000.

                                       BRIGHTSTAR INFORMATION TECHNOLOGY
                                       GROUP, INC.
                                                   (Registrant)


                                       By:        /s/ MICHAEL A. OBER
                                           --------------------------------
                                                      Michael A. Ober
                                           President and Chief Executive Officer
POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Ober and George M. Siegel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                   DATE
---------                                  -----                                   ----

Principal Executive Officer:

  /s/ MICHAEL A. OBER
-------------------------------            President and Chief                  July 26, 2000
      Michael A. Ober                      Executive Officer

Principal Financial Officer:

  /s/ DONALD W. ROWLEY
-------------------------------            Chief Financial Officer and          July 26, 2000
        Donald W. Rowley                   Secretary


Principal Accounting Officer:


/s/ DAVID L. CHRISTESON
-------------------------------            Controller and Assistant               July 26, 2000
    David L. Christeson                    Secretary

Directors:

/s/  JENNIFER T. BARRETT
-------------------------------
          Jennifer T. Barrett              Director                               July 26, 2000

/s/ JOSEPH A. WAGDA
-------------------------------
            Joseph A. Wagda                Director                               July 26, 2000

/s/ MICHAEL A. OBER
-------------------------------
            Michael A. Ober                Director                               July 26, 2000

/s/ DONALD W. ROWLEY
-------------------------------
           Donald W. Rowley                Director                               July 26, 2000

/s/ GEORGE M. SIEGEL
-------------------------------
           George M. Siegel                Director                               July 26, 2000

/s/ BARRY ZWANLEN
-------------------------------
           BARRY ZWANLEN                   Director                               July 26, 2000



A majority of the members of the Board of Directors.





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



                                  EXHIBIT INDEX


EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

5.1                Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1               Consent of Grant Thornton LLP, Independent Auditors.

23.2               Consent of Deloitte & Touche LLP, Independent Auditors.

23.3               Consent of Orrick,  Herrington & Sutcliffe  LLP is included in Exhibit 5.1 to this Registration Statement.

24.1               Power of Attorney (included on signature page).

99.1               Brightstar  Information  Technology Group,  Inc. 2000 Long-Term  Incentive
                   Plan.

99.2               Form of Stock Option Agreement under 2000 Long-Term Incentive Plan





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